EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Ultimate Reports Q3 2017 Financial Results

•	Record Recurring Revenues of $203.1 million, Up by 22%

•	Record Total Revenues of $236.1 million, Up by 20%

Weston, FL, November 1, 2017 — Ultimate Software (Nasdaq: ULTI), a leading provider of human capital management (HCM) solutions in the cloud, announced today its financial results for the third quarter ended September 30, 2017. Ultimate reported recurring revenues of $203.1 million, a 22% increase, and total revenues of $236.1 million, a 20% increase, both compared with 2016’s third quarter. GAAP net income for the third quarter of 2017 was $4.7 million, or $0.15 per diluted share, as compared with GAAP net income of $4.8 million, or $0.16 per diluted share, for the third quarter of 2016.
Non-GAAP net income for the third quarter of 2017, which excludes stock-based compensation expense and amortization of acquired intangibles, was $32.4 million, or $1.05 per diluted share. Non-GAAP net income for the third quarter of 2016, which excludes stock-based compensation expense, amortization of acquired intangibles and transaction costs for business combinations, was $23.7 million, or $0.78 per diluted share. See “Use of Non-GAAP Financial Information” below.
“We delivered on our financial objectives in the third quarter this year as well as our business objectives. In October, we officially launched our ‘People First’ artificial intelligence platform, known as Xander™, and our all-new partner ecosystem and integration hub, UltiPro Connect, to the HR community at the 2017 HR Technology Conference in Las Vegas,” said Scott Scherr, founder, president and CEO of Ultimate.

“We are honored that Fortune magazine recognized Ultimate as the #2 Best Workplace for Women in the United States. We are also honored to have signed a multi-year partnership with the Miami HEAT basketball organization for joint community outreach, charitable giving, fan experience, and the Ultimate Software logo on the Miami HEAT jersey.”

Ultimate’s financial results teleconference will be held today, November 1, 2017, at 5:00 p.m. Eastern time, at http://www.investorcalendar.com/IC/CEPage.asp?ID=175492. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.
Financial Highlights

•
Recurring revenues from our cloud offering grew by 22% for the third quarter of 2017 as compared with the same period in 2016. Recurring revenues were 86% of total revenues for the third quarter of 2017 as compared with 85% of total revenues for the third quarter of 2016.

•	Ultimate’s total revenues for the third quarter of 2017 increased by 20%, as compared with those for the third quarter of 2016.

•	Ultimate’s annualized retention rate, on a rolling 12-month basis, was approximately 96% for its recurring revenue cloud customer base as of September 30, 2017.

•	Cash flows from operating activities for the nine months ended September 30, 2017 were $139.3 million compared with $115.3 million for the comparable period of 2016.
Stock Repurchases
The combination of cash, cash equivalents, and corporate marketable securities was $137.9 million as of September 30, 2017, compared with $97.9 million as of December 31, 2016.
During the nine months ended September 30, 2017, we used $37.3 million to acquire 190,977 shares of our common stock, $0.01 par value common stock ("Common Stock") to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We did not purchase any Common Stock under our previously announced stock repurchase plan (the "Stock Repurchase Plan") during the nine months ended September 30, 2017. We have 1,342,005 shares available for repurchase under our Stock Repurchase Plan.
Financial Outlook
Ultimate provides the following financial guidance for the fourth quarter ending December 31, 2017, and preliminary guidance for 2018:
For the fourth quarter of 2017:

•	Recurring revenues of approximately $210 to $212 million,

•	Total revenues of approximately $242 to $246 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 18%.
For the year 2018, preliminary:

•	Recurring revenues to increase in excess of 20% over 2017,

•	Total revenues to increase approximately 19% over 2017, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 21%.
Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.
We have not reconciled our forward-looking operating margin on a non-GAAP basis to the corresponding GAAP financial measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliation would require unreasonable effort at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including, for example, those related to stock-based compensation or others that may arise during the year. In particular, stock-based compensation is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense for the year ending December 31, 2017 will have a significant impact on our operating margin on a GAAP basis.
Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management solutions, with more than 35 million people records in the cloud. Ultimate’s award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, Ultimate is headquartered in Weston, Florida, and employs more than 4,000 professionals. In 2017, Fortune ranked Ultimate #7 on its prestigious 100 Best Companies to Work For list, our sixth consecutive year to be ranked in the top 25; #1 on Fortune's Best Workplace for Millennials; #1 on Fortune’s list of the 10 Best Workplaces in Technology, our second year to top this list; and #2 on Fortune's 100 Best Workplaces for Women. Also in 2017, Forbes ranked Ultimate #7 on its list of 100 Most Innovative Growth Companies, the National Customer Service Association named our services division the top Service Organization of the Year in the Large-Business category, People magazine ranked Ultimate #2 on its list of 50 Companies That Care, Brandon Hall Group honored Ultimate with its Gold Award in Technology, HfS Research rated Ultimate the top HCM vendor for predictive people analytics in its Blueprint Market Guide, Stevie Awards honored Ultimate with its People’s Choice Award for Favorite Customer Service, and the National Customer Service Association named Ultimate the Service Organization of the Year. In 2016, Ultimate was ranked #1 on Glassdoor’s list of 25 Highest-Rated Public Cloud Companies To Work For. Ultimate has more than 4,000 customers with employees in 160 countries, including Bloomin’ Brands, Culligan International, Feeding America, Major League Baseball, Red Roof Inn, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.
UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Recurring	$203,059	$167,025	$588,187	$478,255
Services	33,054	29,966	101,109	92,487
Total revenues	236,113	196,991	689,296	570,742
Cost of revenues:
Recurring	52,558	44,095	155,166	126,503
Services	36,136	32,069	107,482	94,215
Total cost of revenues	88,694	76,164	262,648	220,718
Gross profit	147,419	120,827	426,648	350,024
Operating expenses:
Sales and marketing	65,066	55,212	201,441	166,342
Research and development	38,415	31,699	109,570	88,267
General and administrative	29,459	25,284	91,135	68,993
Total operating expenses	132,940	112,195	402,146	323,602
Operating income	14,479	8,632	24,502	26,422
Other (expense) income:
Interest and other expense	(239)	(179)	(684)	(543)
Other income, net	57	111	364	316
Total other expense, net	(182)	(68)	(320)	(227)
Income before income taxes	14,297	8,564	24,182	26,195
Provision for income taxes	(9,600)	(3,801)	(7,149)	(8,713)
Net income	$4,697	$4,763	$17,033	$17,482
Net income per share:
Basic	$0.16	$0.16	$0.57	$0.60
Diluted	$0.15	$0.16	$0.55	$0.58
Weighted average shares outstanding:
Basic	29,848	28,977	29,713	28,901
Diluted	30,770	30,475	30,727	30,360

Stock-based Compensation, Amortization of Acquired Intangibles and Transaction Costs related to Business Combinations

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated and are included within the Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures in this press release (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Stock-based compensation expense:
Cost of recurring revenues	$3,072	$2,208	$8,869	$6,306
Cost of services revenues	2,010	1,543	5,934	4,564
Sales and marketing	19,910	15,236	57,106	43,919
Research and development	3,093	2,160	9,004	5,927
General and administrative	9,929	8,198	30,245	23,686
Total non-cash stock-based compensation expense	$38,014	$29,345	$111,158	$84,402

Amortization of acquired intangibles:
General and administrative	$788	$255	$2,344	$759
Total amortization of acquired intangibles	$788	$255	$2,344	$759

Transaction costs related to business combinations:
General and administrative	$—	$665	$—	$841
Total transaction costs related to business combinations	$—	$665	$—	$841

Stock-based compensation for the three and nine months ended September 30, 2017 was $38.0 million and $111.2 million, respectively, as compared with stock-based compensation for the three and nine months ended September 30, 2016 of $29.3 million and $84.4 million, respectively. The increases in stock-based compensation for the three and nine months ended September 30, 2017 included increases of $5.8 million and $16.3 million, respectively, associated with modifications and terminations made to the Company’s change-in-control plans in March 2015, February 2016 and February 2017, as shown in the table below (the "CIC Modifications"). As previously disclosed, these changes were made to better align management's incentives with long-term value creation for our shareholders. As part of the modifications in connection with the terminations of the change-in-control plans, time-based restricted stock awards (vesting over three years) were granted to certain senior officers in March 2015, February 2016 and February 2017.
Stock-based compensation expense and stock-based compensation expense associated with the CIC Modifications as discussed above are as follows (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Stock-based compensation expense:
Stock-based compensation expense	$20,984	$18,161	63,229	52,827
Stock-based compensation expense related to CIC Modifications	17,030	11,184	47,929	31,575
Total non-cash stock-based compensation expense	$38,014	$29,345	$111,158	$84,402
There were no transaction costs related to business combinations during the nine months ended September 30, 2017. During the nine months ended September 30, 2016, we had two business combinations and incurred transaction costs associated with these business combinations. These transaction costs are included with general and administrative expenses in our unaudited condensed consolidated statements of income for the three and nine months ended September 30, 2016. While the business combinations were deemed insignificant to the unaudited consolidated financial statements, on an individual basis and in the aggregate, the transaction costs incurred in connection with these business combinations are not deemed part of our normal operations. Therefore, we excluded GAAP expense relating to costs incurred in connection with business combinations for the three and nine months ended September 30, 2016.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	As of September 30, 2017	As of December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$125,712	$73,773
Investments in marketable securities	12,213	15,541
Accounts receivable, net	183,879	162,240
Prepaid expenses and other current assets	72,335	61,901
Deferred tax assets, net	—	1,125
Total current assets before funds held for customers	394,139	314,580
Funds held for customers	477,957	465,167
Total current assets	872,096	779,747
Property and equipment, net	233,171	179,558
Goodwill	35,859	35,322
Investments in marketable securities	—	8,547
Intangible assets, net	21,662	23,860
Other assets, net	51,251	47,432
Deferred tax assets, net	71,878	78,115
Total assets	$1,285,917	$1,152,581
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,849	$13,519
Accrued expenses and other liabilities	55,110	50,973
Deferred revenue	186,014	171,669
Capital lease obligations	5,175	5,056
Total current liabilities before customer funds obligations	259,148	241,217
Customer funds obligations	478,621	466,423
Total current liabilities	737,769	707,640
Deferred revenue	2,360	2,307
Deferred rent	5,778	6,022
Capital lease obligations	4,186	3,985
Other long-term liabilities	3,250	—
Deferred income tax liability	358	519
Total liabilities	753,701	720,473

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	345	340
Additional paid-in capital	602,251	520,524
Accumulated other comprehensive loss	(5,680)	(7,023)
Accumulated earnings	146,659	129,626
	743,575	643,467
Treasury stock, at cost	(211,359)	(211,359)
Total stockholders’ equity	532,216	432,108
Total liabilities and stockholders’ equity	$1,285,917	$1,152,581

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$17,033	$17,482
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,068	19,202
Provision for doubtful accounts	4,525	2,707
Non-cash stock-based compensation expense	111,158	84,401
Income taxes	6,312	4,967
Net amortization of premiums and accretion of discounts on available-for-sale securities	286	511
Changes in operating assets and liabilities:
Accounts receivable	(26,163)	(20,184)
Prepaid expenses and other current assets	(10,436)	(10,433)
Other assets	(3,819)	(10,727)
Accounts payable	(670)	4,223
Accrued expenses, other liabilities and deferred rent	1,635	3,947
Deferred revenue	14,398	19,253
Net cash provided by operating activities	139,327	115,349
Cash flows from investing activities:
Purchases of property and equipment	(62,010)	(49,735)
Purchases of marketable securities	(152,041)	(158,571)
Proceeds from sales and maturities of marketable securities	103,130	74,930
Payments for acquisitions	—	(25,775)
Net change in money market securities and other cash equivalents held to satisfy customer funds obligations	47,451	608,037
Net cash (used in) provided by investing activities	(63,470)	448,886
Cash flows from financing activities:
Repurchases of Common Stock	—	(29,685)
Net proceeds from issuances of Common Stock	5,038	3,639
Withholding taxes paid related to net share settlement of equity awards	(37,258)	(20,669)
Principal payments on capital lease obligations	(4,713)	(4,273)
Repayments of other borrowings	—	(300)
Net change in customer funds obligations	12,198	(528,216)
Net cash used in financing activities	(24,735)	(579,504)
Effect of exchange rate changes on cash	817	730
Net increase (decrease) in cash and cash equivalents	51,939	(14,539)
Cash and cash equivalents, beginning of period	73,773	109,325
Cash and cash equivalents, end of period	$125,712	$94,786

Supplemental disclosure of cash flow information:
Cash paid for interest	$374	$316
Cash paid for taxes	$1,693	$1,576

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$5,033	$6,719
Cash held in escrow for acquisitions	$—	$3,850
Stock based compensation for capitalized software	$3,021	$2,830
Software agreement	$6,500	$—

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Non-GAAP operating income, as a % of total revenues reconciliation:
Operating income	$14,479	$8,632	$24,502	$26,422
Operating income, as a % of total revenues	6.1%	4.4%	3.6%	4.6%
Add back:
Non-cash stock-based compensation expense	38,014	29,345	111,158	84,402
Non-cash amortization of acquired intangible assets	788	255	2,344	759
Transaction costs related to business combinations	—	665	—	841
Non-GAAP operating income	$53,281	$38,897	$138,004	$112,424
Non-GAAP operating income, as a % of total revenues	22.6%	19.7%	20.0%	19.7%

Non-GAAP net income reconciliation:
Net income	$4,697	$4,763	$17,033	$17,482
Add back:
Non-cash stock-based compensation expense	38,014	29,345	111,158	84,402
Non-cash amortization of acquired intangible assets	788	255	2,344	759
Transaction costs related to business combinations	—	665	—	841
Income tax effect of above items	(11,109)	(11,341)	(46,549)	(35,045)
Non-GAAP net income	$32,390	$23,687	$83,986	$68,439

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.15	$0.16	$0.55	$0.58
Add back:
Non-cash stock-based compensation expense	1.24	0.96	3.62	2.78
Non-cash amortization of acquired intangible assets	0.02	0.01	0.07	0.03
Transaction costs related to business combinations	—	0.02	—	0.03
Income tax effect of above items	(0.36)	(0.37)	(1.51)	(1.15)
Non-GAAP net income, per diluted share	$1.05	$0.78	$2.73	$2.27
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	29,848	28,977	29,713	28,901
Diluted	30,770	30,475	30,727	30,360
_________________________

(1)	The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.
To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.
Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:
Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock-based arrangements recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and nine months ended September 30, 2017, stock-based compensation expense was $38.0 million and $111.2 million, respectively, on a pre-tax basis. For the three and nine months ended September 30, 2016, stock-based compensation expense was $29.3 million and $84.4 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.
Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and nine months ended September 30, 2017, the amortization of acquired intangible assets was $0.8 million and $2.3 million, respectively. For the three and nine months ended September 30, 2016 the amortization of acquired intangible assets was $0.3 million and $0.8 million, respectively. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.
Transaction costs related to business combinations. In accordance with GAAP, operating expenses include transaction costs for third-party professional services received in connection with business combinations. As we do not acquire or dispose of businesses on a predictable basis, the terms of each business combination are unique and can vary significantly from other business combinations. Significant expenses can be incurred in connection with a business combination that we would not have otherwise incurred in the periods presented as part of our continuing operations. There were no transaction costs incurred related to business combinations for the three and nine months ended September 30, 2017. For the three and nine months ended September 30, 2016, the transaction costs incurred related to business combinations was $0.7 million and $0.8 million, respectively. Transaction costs related to business combinations are excluded from Ultimate’s non-GAAP financial measures because it is an expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique business combination histories.